CLOSING AGREEMENT

This Closing Agreement (this "Agreement") is made as of September 24, 2008, by and among NEC-EPS Holding, LLC, a Delaware limited liability company ("NEC-EPS Holding"), Lynn Energy Center, LLC, a Delaware limited liability company ("Lynn Energy"), Franklin Energy Center, LLC, a Delaware limited liability company ("Franklin Energy"), and COI Energy Center, LLC f/k/a Morningstar Energy Center, LLC, a Delaware limited liability company ("COI Energy" and, collectively with NEC-EPS Holding, Lynn Energy and Franklin Energy, the "Borrowers"), and TD Bank, N.A., a national banking institution (the "Lender").

WHEREAS, Borrowers and Lender are parties to a Loan Agreement dated as of April 15, 2005, which has been modified pursuant to Letter Agreements dated May 18, 2006, September 26, 2006, January 18, 2007 and May 15, 2007, as amended from time to time (the "Loan Agreement");

WHEREAS, Borrowers have requested a term loan of Seven Hundred and Sixty Three Thousand Dollars ($763,000) (the "2008 Loan");

WHEREAS, Borrowers have requested, and Lender has agreed to make the 2008 Loan as an additional loan pursuant to the Loan Agreement, subject to an Amendment Agreement of even date herewith, and subject to the further terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, and other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. LOAN; SECURITY; PROCEEDS.

1.1 Loan. Subject to the terms and conditions of this Agreement, the Loan Agreement, as amended, and the Loan Documents (as such term is defined in the Loan Agreement), Lender hereby agrees to lend to Borrowers, and Borrowers agrees to borrow from the Lender, the principal sum of Seven Hundred Sixty Three Thousand and 00/100 Dollars ($763,000.00), which indebtedness shall be evidenced by a Promissory Note in the form attached hereto as Exhibit A (the "2008 Note").

1.2 Amendment Agreement. Borrowers and Lender agree to amend the Loan Agreement and certain of the Loan Documents pursuant to an Amendment Agreement in the form attached hereto as Exhibit B (the "Amendment Agreement").

1.3 Security. All indebtedness and obligations arising under the 2008 Note shall constitute Obligations of the Borrowers under the Loan Agreement and shall be secured by the Loan Documents. In all respects, it is the intention of the parties that all Collateral existing pursuant to the terms of the Loan Agreement and the Loan Documents shall constitute security for the 2008 Note.

1.4 Use of Proceeds. The Loan proceeds shall be used to reimburse New Energy Capital LLC for a portion of additional equipment and installation costs incurred at cogeneration facilities in Lynn, MA ("Lynn"), Franklin, MA ("Franklin") and the City of Industry, CA ("COI").

1.5 Other Provisions. All provisions of the Loan Documents, including without limitation, provisions relating to the repayment and collection of indebtedness of Borrowers to Lender, affirmative and negative covenants, lender waivers, provisions relating to charges against accounts, net payments, and taxes, shall apply to sums advanced pursuant to the 2008 Note as though such indebtedness was original indebtedness under the Loan Agreement.

1.6 Definitions.

(a) Capitalized terms used in this Agreement which are not otherwise defined herein shall have the meanings given in the Loan Agreement, as amended.

(b) The term "Loan Documents" shall mean and include all documents defined as Loan Documents under the Loan Agreement, together with this Agreement, the 2008 Note, the Amendment Agreement and the Confirmation of Guaranty (defined below).

(c) The term "Transaction Documents" shall mean this Agreement, the 2008 Note, the Amendment Agreement, the Confirmation of Guaranty, and all instruments and certificates required to be delivered in connection with the 2008 Loan.

2. REPRESENTATIONS AND WARRANTIES.

In order to induce Lender to enter into this Agreement and advance the 2008 Loan, each of the Borrowers, jointly and severally, hereby represents, warrants and covenants to Lender as follows:

2.1 Organization and Qualification. Such Borrower (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite power and authority to own its property and conduct its business as now conducted and as presently contemplated; and (c) is duly qualified and in good standing in each jurisdiction where the nature of its properties or its business (present or proposed) requires such qualification. Since the date of the Loan Agreement, each of the Borrowers has continued to engage in substantially the same business as that in which it was then engaged and is engaged in no unrelated business.

2.2 Corporate Authority; Valid Obligations; Approvals. The execution, delivery and performance of this Agreement and the transactions and other documents contemplated hereby and thereby are within power and authority of such Borrower, and have been authorized by all necessary proceedings, and do not and will not contravene any provision of law or the organizational documents of such Borrower, or contravene any provisions of, or constitute an Event of Default or a default under any other agreement, instrument, judgment, order, decree, permit, license or undertaking binding upon or applicable to such Borrower, or to which such Borrower is to become a party, and all of their respective terms and provisions (except to the

extent that a waiver, consent or approval has been obtained and remains in effect with respect to such terms and provisions) or result in the creation, other than in favor of Lender, of any mortgage, pledge, security interest, lien, encumbrance or charge upon any of the properties or assets of such Borrower. Each of this Agreement and the other Transaction Documents have been duly executed and delivered and constitute the legal, valid and binding obligations of such Borrower enforceable in accordance with their terms. The execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions and other documents contemplated hereby and thereby do not require any approval or consent of, or filing or registration with, any person or entity except and under the Uniform Commercial Code in connection with the Collateral.

2.3 Title to Properties; Absence of Liens. Such Borrower has good and marketable title to all of its properties, assets and rights of every name and nature now purported to be owned by it, which properties, assets and rights include all those necessary to permit such Borrower to conduct its business as presently conducted, free from all liens, charges and encumbrances whatsoever except for Permitted Encumbrances.

2.4 Compliance. Such Borrower (a) has all necessary permits, approvals, authorizations, consents, licenses, franchises, registrations and other rights and privileges (including without limitation patents, trademarks, trade names and copyrights) to allow it to own and operate its business without any violation of law or the rights of others, (b) is duly authorized, qualified and licensed under and in compliance with all applicable laws, regulations, authorizations and orders of public authorities (including, without limitation, laws relating to hazardous materials, hazardous waste, oil, and protection of the environment and laws relating to ERISA or to employee benefit plans generally), and (c) has performed all obligations required to be performed by it under, and is not in default under or in violation of, its organizational documents, or any agreement, lease, mortgage, note, bond, indenture, license or other instrument or undertaking to which it is a party or by which any of it or any of its properties are bound, and such Borrower has not received any notice by any governmental authority or third party with respect to the generation, storage, or disposal or release or threat of release of hazardous substances, hazardous materials, or oil, or with respect to any violation of any federal, state or local environmental, health or safety statute or regulation.

2.5 Financial Statements. Such Borrower has furnished to Lender (a) audited financial statements for the fiscal year ending December 31, 2007 ("2007 Annual Financial Statements") and consolidated management-prepared quarterly financial statements for the period ending June 30, 2008 ("Q2 2008 Financial Statements"), prepared in accordance with generally accepted accounting principles, consistently applied (collectively, the "Financial Statements"). As of the date of this Agreement, Borrowers have no material indebtedness or other liabilities, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that are not set forth on the Financial Statements. Since the Financial Statement there have been no material adverse changes, individually or in the aggregate, in the assets, liabilities, consolidated financial condition or business of the Borrowers.

2.6 Events of Default; Solvency. As of the date of this Agreement, (a) no Event of Default exists under the Loan Agreement, and (b) no event exists which, with the giving of notice

or the passage of time, would constitute an Event of Default under the Loan Agreement. None of the Borrowers is Insolvent.

2.7 Taxes. Each of the Borrowers has filed all federal, state and other tax returns required to be filed for all Taxes, and has paid (or has established adequate reserves in accordance with GAAP for the payment of) all Taxes, assessments and other such governmental charges due from Borrower have been fully paid. None of the Borrowers has executed any waiver that would have the effect of extending the applicable statute of limitations in respect of any Tax.

2.8 Labor Relations; Litigation. None of the Borrowers is engaged in any unfair labor practice and there is no litigation, proceeding, governmental investigation (administrative or judicial) or labor dispute, pending or, to the best knowledge of Borrower, threatened against any Borrower, which, if adversely determined, could have a materially adverse effect on the business, properties or condition (whether financial or otherwise) of any Borrower or on the ability of any Borrower to perform its obligations under this Agreement, the Loan Agreements or under any other agreement or document contemplated hereby or thereby, nor is any substantial basis for any such litigation or labor dispute known to exist.

2.9 Restrictions on Borrower. None of the Borrowers is a party to or bound by any contract, agreement or instrument, nor subject to any organizational or other restriction which will, under current or foreseeable conditions, materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise.

2.10 Contracts with Affiliates. None of the Borrowers is a party to any contract or agreement with any Affiliate that contains terms materially less favorable to such Borrower than would be contained in an arms-length transaction with in unrelated third party.

2.11 Loan Documents. All representations and warranties by the Borrowers contained in the Loan Documents are true, correct and not misleading as of the date of this Agreement. As of the date of this Agreement, (a) no Event of Default exists under any of the Loan Documents, (b) Borrowers are in full compliance with all covenants set forth in the Loan Documents, and (c) Borrowers are not aware of any change with respect to the Collateral that would adversely affect the rights and interests of the Lender under the Loan Documents.

2.12 Project Documents. As of the date of this Agreement, (a) the Project Documents are in full force and effect, (b) no event of default exists under the Project Documents; (c) Borrowers are not aware of any event or occurrence which, with the giving of notice or the passage of time, would constitute an Event of Default under any of the Project Documents, (d) Borrowers are not aware of any event or occurrence which does or is likely to have a Project Material Adverse Effect.

2.13 Corporate Ownership and Structure. There have been no changes the ownership, corporate structure or organizational documents of any of the Borrowers since April 15, 2005.

2.14 Disclosure. No representations and warranties made by any Borrower in this Agreement, any other Loan Document or in any other agreement, instrument, document, certificate, statement or letter furnished to Lender by or on behalf of a Borrower, and no other

factual information heretofore or contemporaneously furnished by or on behalf of a Borrower to Lender, in connection with any of the transactions contemplated by this Agreement or any of the other Loan Documents contains (as of the date given) any materially untrue statement of fact or omits to state a fact necessary in order to make the statements contained therein not misleading in any material respect in light of the circumstances in which they are made. Except as disclosed herein or in the other Loan Documents, there is no fact known to any Borrower which materially adversely affects, or which would in the future materially adversely affect, the business, condition (financial or otherwise), results of operations or assets of such Borrower.

2.15 Hazardous Materials Indemnification. All representations and warranties set forth in the Hazardous Materials Indemnification Agreement dated as of April 15, 2005 are true, complete and not misleading as of the date of this Agreement, and Borrowers reaffirm the covenants and indemnification provisions of said agreement.

3. CLOSING; CLOSING CONDITIONS.

3.1 Closing. The closing of the Loan (the "Closing") shall take place as of September 24, 2008 at Lender's offices at 2 Church Street, P.O. Box 689, Bellows Falls, Vermont 05101, or at such other time and place as is mutually agreed upon by the parties. The necessity for and the form and substance of each and every Loan Document evidencing the 2008 Loan and each other requirement of the Closing as set forth in this Agreement, shall be determined by and must be satisfactory to the Lender and its counsel at the time of the Closing.

3.2 Delivery of Closing Documents into Escrow. The parties agree to close in escrow on September 24, 2008, and to place signed closing documents in escrow with counsel to the Lender, Downs Rachlin Martin PLLC, Burlington, Vermont (the "Escrow Agent") who shall release signed documents upon satisfaction of the following conditions, which conditions shall be determined in the discretion of Lender:

(a) This Agreement, the Amendment Agreement, and the 2008 Note duly executed by the Borrowers.

(b) A Confirmation of Guaranty in the form attached hereto as Exhibit B signed by Suiza Dairy Group LLC.

(c) Current searches of appropriate filing offices showing that no financing statements have been filed and remain in effect against any Borrower, except those financing statements relating to liens set forth on Schedule 3.2(d) hereto and those financing statements filed by the Lender.

(d) A certificate of an Officer of each Borrower, certifying as to (i) the resolutions authorizing the execution, delivery and performance of this Agreement and related documents, (ii) the Operating Agreement of such Borrower, and (iii) the signatures of the officers or agents of such Borrower authorized to execute and deliver this Agreement and other instruments, agreements and certificates, including loan requests, on behalf of such Borrower.

(e) A good standing certificates issued by the Secretary of State of the state of each Borrower's organization.

(f) Consolidated, management-prepared quarterly financial statements for the calendar quarter ending June 30, 2008.

(g) Evidence that the Borrowers have paid any costs and expenses in connection with the Loan, which are outstanding as of the closing date.

4. MISCELLANEOUS.

4.1 Further Assurances. Borrowers, upon the request of Lender, will execute, acknowledge and deliver such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purpose of the 2008 Loan, this Agreement and the other Transaction Documents, and to facilitate the assignment or transfer of the 2008 Note, and any renewals, additions, substitutions, replacements or betterments thereto. Upon any failure of Borrowers to execute and deliver such instruments, certificates and other documents on or before 15 days after receipt of written request therefor, Lender may make, execute and record any and all such instruments, certificates and Borrowers irrevocably appoint Lender the agent and attorney-in-fact (which shall be coupled with an interest) of Borrowers to do so.

4.2 Materiality. All representations, warranties, covenants and agreements set forth in this Agreement and in the other Transaction Documents are material and shall be deemed to have been relied upon by the Lender in making the Loan, notwithstanding any investigation heretofore or hereafter made by the Lender.

4.3 Survival. The warranties, representations, covenants and agreements set forth in this Agreement and in the other Transaction Documents shall survive the making of the 2008 Loan and the execution and delivery of the 2008 Note, and shall continue in full force and effect until the Indebtedness shall have been paid in full and all Obligations performed, excepting only such obligations as specified in the Loan Documents which, by their terms, survive the repayment of the Indebtedness.

4.4 Recording and Filing. Borrowers, at their expense, will cause any financing statements or other security filings to be recorded, registered and filed and re-recorded, re-registered and re-filed in such manner and in such places as Lender shall reasonably request.

4.5 Notice. All notices, demands, requests and other communications required under this Agreement shall be in writing and shall be given to Borrowers at Borrowers' Notice Address and to Lender at Lender's Notice Address, when and as provided in the Loan Documents.

4.6 Strict Performance. Any failure by Lender to insist upon strict performance by any Borrower of any of the terms and provisions of the Transaction Documents shall not be deemed to be a waiver of any of the terms or provisions of the Transaction Documents and Lender shall have the right thereafter to insist upon strict performance by any Borrower of any and all of them.

4.7 Lender's Right to Perform the Obligations. If Borrowers shall fail to make any payment or perform any act required by this Agreement or the other Transaction Documents, then, at any time thereafter, without notice to or demand upon Borrowers and without waiving or releasing any obligation or default, Lender may make such payment or perform such act for the account of and at the expense of Borrowers. All sums so paid by Lender, and all costs and expenses, including, without limitation, attorneys' fees and expenses so incurred together with interest thereon at the Default Interest Rate, from the date of payment or incurring, shall constitute additions to the Indebtedness secured by the Loan Documents, and shall be paid by Borrowers to Lender on demand. Borrowers shall indemnify Lender for all losses and expenses, including attorneys' fees, incurred by reason of any acts performed by Lender pursuant to the provision of this Section or by reason of the Loan Documents, and any funds expended by Lender to which it shall be entitled to be indemnified, together with interest thereon at the Default Interest Rate from the date of such expenditures, shall constitute additions to the Indebtedness and shall be secured by the security documents and shall be paid by Borrowers to Lender upon demand.

4.8 Maximum Rate of Interest. Notwithstanding any provision in this Agreement or in any of the other Loan Documents or in any instrument now or hereafter relating to or securing the Indebtedness, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by applicable usury laws. If the total liability for payments of interest and payments in the nature of interest, including without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, for any reason whatsoever results in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the applicable usury laws, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between or to any party hereto, be applied to the reduction of the Indebtedness immediately upon receipt of such sums by Lender, with the same force and effect as though Borrowers had specifically designated such excess sums to be so applied to the reduction of the Indebtedness and Lender had agreed to accept such sums as a payment of the Indebtedness not subject to any prepayment penalty, provided, however, the Lender may, at any time and from time to time, elect, by notice in writing to Borrowers, to waive, reduce, or limit the collection of any sums (or refund to Borrowers any sums collected) in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the Indebtedness.

4.9 Notification. The Borrowers shall with reasonable promptness, but in any event within 5 business days after any Borrower has knowledge thereof, notify the Lender in writing of the occurrence of any act, event or condition which constitutes or (except for monetary obligations not yet due) which after notice or passage of time or both, would constitute an Event of Default under this Agreement.

4.10 Publicity. Upon giving prior written notice to the Borrowers, the Lender shall have the right to issue press releases, advertisements and other promotional materials regarding the Loan, and may name the Borrowers and the Property and the Projects therein.

4.11 Participation. Without in any way limiting Lender's rights with respect to its interest in the Loan, it is understood that Lender may grant participations in the Loan to other lenders.

4.12 Integration/Severability. The Loan Documents embody the entire agreement between the parties, supersede all prior agreements and understandings, written or oral, if any, relating to the subject matter hereof. In case any one or more of the provisions of this Agreement or of any of the other Loan Documents shall be invalid, illegal or unenforceable in any respect, the validity of this Agreement and each of the other Loan Documents and the remaining provisions thereof shall be in no way affected, prejudiced or disturbed thereby.

4.13 Modifications. This Agreement, the other Loan Documents and the terms of each of them may not be changed, waived, discharged or terminated orally, but only by an instrument or instruments in writing signed by the party against which enforcement of the change, waiver, discharge or termination is asserted.

4.14 Applicable Law. This Agreement, together with the 2008 Note and each of the other Transaction Documents shall be governed by and construed according to the laws of the State of Vermont, and this Agreement is executed as a sealed instrument under Vermont law. Borrowers hereby submits to the jurisdiction of each state and federal court which sits in the state of Vermont, and agrees that service made in accordance with the notice provisions of this Agreement or the other Transaction Documents shall be proper service. Venue for the enforcement of any of the obligations under this Agreement or under any of the other Transaction Documents shall lie in Vermont; and Borrowers waive any right to claim that Vermont, is an inconvenient forum. No claim against the Lender may be asserted other than in Vermont.

4.15 Broker Indemnification. Any brokerage commission or finder's fees payable in connection with the transactions contemplated hereby shall be payable by Borrowers and not by Lender, and Borrowers shall indemnify Lender and hold Lender harmless against any claim of any broker or finder arising out of the transactions contemplated hereby. The obligations of Borrowers under this Section shall survive the expiration or termination of this Agreement.

4.15 Fees and Costs. The Borrowers agree to pay on demand all reasonable costs and expenses (including, without limitation, legal fees) of the Lender in connection with the 2008 Loan, including, without limitation, (a) the preparation, execution and delivery of this Agreement, and all other instruments and documents to be delivered or approved hereunder or thereunder, and any amendments or modifications of any of the foregoing, and the examination, review or administration of any of the foregoing, (b) any and all recording or filing fees, stamps and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, and (c) the confirmation, perfection and/or protection of the liens, mortgages, pledges and security interests contemplated hereunder.

4.16 Headings. The article headings and the section and subsection captions are inserted for convenience of reference only and shall in no way alter or modify the text of such articles, sections and subsections.

4.17 Business Purpose. THE BORROWERS DO HEREBY ATTEST, CERTIFY, REPRESENT, WARRANT AND COVENANT THAT NEITHER THE PROPERTY NOR ANY PORTION THEREOF ARE USED OR ARE INTENDED TO BE USED BY THE BORROWERS OR BY ANY PERSON LIABLE HEREUNDER AS A DWELLING, OR AS A HOME, AND THAT THIS EXTENSION OF CREDIT AND THE PROCEEDS OF THIS TRANSACTION ARE SOLELY TO BE USED FOR COMMERCIAL AND BUSINESS PURPOSES, AND NOT FOR AGRICULTURAL, PERSONAL, CONSUMER, FAMILY OR HOUSEHOLD PURPOSES, AND THE BORROWERS ACKNOWLEDGE THAT THIS ATTESTATION, CERTIFICATION, REPRESENTATION, WARRANTY AND COVENANT HAS BEEN RELIED UPON BY THE HOLDER.

4.18 Certain Waivers. IN ANY CASE, CONTROVERSY OR MATTER WHICH ARISES OUT OF, OR IS IN RESPECT OF, THIS AGREEMENT, THE PROMISSORY NOTE AND/OR LOAN EVIDENCED THEREBY, ANY OF THE OTHER LOAN DOCUMENTS, ANY COLLATERAL SECURING THE PROMISSORY NOTE, OR ANY OTHER INSTRUMENT IN CONNECTION WITH THE LOAN, WHETHER NOW EXISTING OR HEREAFTER ARISING, THE BORROWERS AND LENDER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY: (A) WAIVE ANY RIGHT TO AND AGREE NOT TO BRING, COMMENCE, OR OTHERWISE TAKE ANY ACTION TO TRANSFER ANY PROCEEDING INCLUDING WITHOUT LIMITATION COURT ACTION, ARBITRATION, MEDIATION, ADMINISTRATIVE PROCEEDING OR OTHERWISE AGAINST THE LENDER AND/OR ANY AFFILIATE, OTHER THAN IN THE STATE OF [VERMONT]; (B) WAIVE ANY NOW EXISTING AND/OR HEREAFTER ARISING RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE; AND (C) WAIVE ANY NOW EXISTING AND/OR HEREAFTER ARISING RIGHT TO ANY CONSEQUENTIAL, PUNITIVE, SPECIAL, EXEMPLARY AND/OR INCIDENTAL DAMAGES. THE BORROWERS AND LENDER ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

In witness whereof, the parties have executed this Closing Agreement as of the date first above written.

WITNESSES:

BORROWERS:

NEC-EPS HOLDING, LLC

By: ______________________
Jay Zoellner
President

LYNN ENERGY CENTER, LLC

By: ______________________
Jay Zoellner
President

FRANKLIN ENERGY CENTER, LLC

By: ______________________
Jay Zoellner
President

COI ENERGY CENTER, LLC

By: ______________________
Jay Zoellner
President

LENDER:
TD BANK, N.A.

____
Name:

By: ______________________
Name: Christopher J. Hackett
Title: Vice President

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